SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 1, 2002

Date of earliest event reported

BIZCOM U.S.A., INC.

(Exact name of registrant as specified in its charter)

                   Florida                                    000-49812                                65-0681772

      (State or other jurisdiction                 (Commission                           (IRS Employer

                  of incorporation)                           File Number)                          Identification No.)

5440 N.W. 33rd Avenue, Suite 106, Fort Lauderdale, Florida 33309-6338

(Address of principal executive offices, including zip code)

(954) 714-0028

Registrant's telephone number, including area code

__________________________________________________________

(Former name or former address, if changed since last report)

Item 1.

Change in Control of Registrant.

Not Applicable

Item 2.

Acquisition or Disposition of Assets.

Not Applicable

Item 3.

Bankruptcy or Receivership.

Not Applicable

Item 4.

Changes in Registrant's Certifying Accountant.

On November 1, 2002, the Registrant advised its certifying accountant for the fiscal years ended June 30, 2002 and June 30, 2001, Ahearn Jasco + Company, P.A. (“Ahearn”) that the
Registrant’s Board of Directors had decided to dismiss such firm as of such date and to engage
Daszkal Bolton LLP (“Daszkal”) as of such date as the Registrant’s certifying accountant for the fiscal year ending June 30, 2003.  Such decision was approved by the Registrant’s Board of
Directors.

During the period of Ahearn’s engagement, there were no disagreements between the
Registrant and Ahearn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ahearn, would have caused Ahearn to make reference thereto in connection with their report to the subject matter of the disagreements.  The accountants’ report on the financial statements of the
Registrant for the fiscal years ended June 30, 2002 and 2001 contained within the Registrant’s Form
10-KSB for the fiscal year ended June 30, 2002 did not contain any adverse opinion  or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Registrant’s ability to continue as a going concern.

We have not, during our two most recent fiscal years and any subsequent interim period prior to engaging Daszkal, consulted with Daszkal regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the
Registrant nor oral advice was provided that Daszkal concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue;
or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 5.

Other Events and Regulation FD Disclosure.

Not Applicable

Item 6.

Resignation of Registrant's Directors.

Not Applicable

Item 7.

Financial Statement and Exhibits.

(a)

Financial Statement - Not Applicable

(b)

Pro-forma Financial Information - Not Applicable

(c)

Exhibits -  Exhibit 16.1 Letter from Ahearn Jasco + Company, P.A. to the
Securities and Exchange Commission dated November 5, 2002.

Item 8.

Change in Fiscal Year.

Not Applicable

Item 9.

Regulation FD Disclosure

Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIZCOM U.S.A., INC.

By: /s/ Hanan Klein

Hanan Klein, Chief Executive Officer

Dated: November 5, 2002

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